SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         January  16, 2001
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                               NetIQ Corporation
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               (Exact name of Registrant as Specified in Charter)


         Delaware                     000-26757                  77-0405505
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(State or Other Jurisdiction        (Commission File            (IRS Employer
      of Incorporation)                 Number)              Identification No.)


3553 North First Street, San Jose, CA                                    95134
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code        (408) 856-3000
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Item 5.  Other Events.

     On January 17, 2001, NetIQ Corporation (the "Company") announced that it agreed to acquire all of the equity interests of WebTrends Corporation for approximately $1.0 billion in common stock. The transaction is expected to be completed in the 1st or 2nd calendar quarter of 2001. The Company expects the transaction to be accounted for as a purchase.

     A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

99.1     Press Release

99.2 Agreement and Plan of Merger dated as of January 16, 2001, among WebTre nds Corporation, NetIQ Corporation and North Acquisition Corporation.

99.3 Voting Agreement dated as of January 16, 2001, between NetIQ Corporation, Elijahu Shapira, W. Glen Boyd and Michael Burmeister-Brown

99.4     Form of Employment Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2001


                                                  /s/ James A. Barth
                                                  ------------------------------
                                                  Name:  James A. Barth
                                                  Title: Chief Financial Officer


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
99.1          Press Release

99.2 Agreement and Plan of Merger dated as of January 16, 2001 among WebTrends Corporation, NetIQ Corporation and North Acquisition Corporation.

99.3 Voting Agreement dated as of January 16, 2001 between NetIQ Corporation, Elijahu Shapira, W. Glen Boyd and Michael Burmeister-Brown

99.4          Form of Employment Agreement